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                                                                      EXHIBIT 16

                      [LETTERHEAD OF THOMPSON DUGAN, PC]

February 18, 1998

Securities and Exchange Commission
450 5th St. NW
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated February 18, 1998 of DirectCom, Inc. and are in agreement with the statements made in paragraphs (a) - (c).

Very truly yours,

/s/ Thompson Dugan, PC